UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017 (April 23, 2017)

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	31104	20-8203420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275, Houston,	TX 77043
(Address of principal executive offices)	(Zip Code)

281-531-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2017, Eco-Stim Energy Solutions, Inc. (the “Company”) entered into employment agreements with its Director, President and Chief Executive Officer, J. Christopher Boswell (the “Boswell Employment Agreement”) and its Chief Financial Officer, Alexander Nickolatos (the “Nickolatos Employment Agreement”, and together with the Boswell Employment Agreement, the “Employment Agreements”).

The Boswell Employment Agreement provides for an initial Base Salary (as defined in the Employment Agreements) of $350,000 per year and a target annual bonus equal to a maximum of one hundred and twenty five percent (125%) of Mr. Boswell’s Base Salary. In the event the Company involuntarily terminates Mr. Boswell’s employment without Cause or Mr. Boswell terminates his employment with the Company for Good Reason (each as defined in the Employment Agreements and in each case, a “Termination Event”), and subject to Mr. Boswell delivering to the Company an executed Release (as defined in the Employment Agreements), the Boswell Employment Agreement provides for a payment of an amount equal to his Base Salary payable for one year (the “Boswell Severance Payment”), at the rate in effect immediately before the Termination Event. The Boswell Severance Payment is payable in a lump sum on the first payroll date on or immediately after the sixtieth (60th) day following the Termination Date, provided that the Release has become effective on such date in accordance with its terms. Equity or equity-based awards will be treated in accordance with the applicable plan and award agreement.

The Nickolatos Employment Agreement provides for an initial Base Salary of $300,000 per year and a target annual bonus equal to a maximum of one hundred percent (100%) of Mr. Nickolatos’ Base Salary. In the event the Company involuntarily terminates Mr. Nickolatos’ employment without Cause or Mr. Nickolatos terminates his employment with the Company for Good Reason, and subject to Mr. Nickolatos delivering to the Company an executed Release, the Nickolatos Employment Agreement provides for a payment of an amount equal to his Base Salary payable for one year (the “Nickolatos Severance Payment”), at the rate in effect immediately before the Termination Event. The Nickolatos Severance Payment is payable in a lump sum on the first payroll date on or immediately after the sixtieth (60th) day following the Termination Date, provided that the Release has become effective on such date in accordance with its terms. Equity or equity-based awards will be treated in accordance with the applicable plan and award agreement.

The Employment Agreements also contain covenants regarding non-competition, non-solicitation, conflicts of interest, confidentiality and work product, among other terms and conditions.

The foregoing descriptions of the Employment Agreements do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreements, which are filed as Exhibit 10.1 and 10.2 hereto.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Eco-Stim Energy Solutions, Inc. and J. Christopher Boswell, effective as of April 1, 2017.

10.2	Employment Agreement by and between Eco-Stim Energy Solutions, Inc. and Alexander Nickolatos, effective as of April 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

By:	/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer

Date: April 27, 2017